Exhibit 99.1



                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Charles D. Way, the chief executive officer of Ryan's Family Steak Houses, Inc. (the "Company"), hereby certifies that, to his knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the quarter ended April 2, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 19, 2003


/s/ Charles D. Way
-----------------------------------------------
Charles D. Way
Chairman, President and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to Ryan's Family Steak Houses, Inc. and will be retained by Ryan's
Family Steak Houses, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.